UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 West 9th Street, Suite 316

Los Angeles, CA 90015

(Address of principal executive offices) (Zip Code)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2018, Pacific Ventures Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Royalty Foods, LLC, a Nevada limited liability corporation and wholly owned subsidiary of the Company (“Royalty Foods”), and San Diego Farmers Outlet, Inc., a California corporation (“San Diego Farmers Outlet”). Pursuant to the Agreement, at the closing of the transactions contemplated therein (the “Closing”), Royalty Foods will acquire substantially all of the operating assets and assume certain liabilities of San Diego Farmers Outlet (the “Asset Purchase”).

On April 30, 2018, the Asset Purchase was completed. Simultaneously, Royalty Foods assigned its rights and obligations to Royalty Foods Partners, LLC, a Florida limited liability company (“Royalty Partners”), of which the Company is the managing member and owner of 80,000 of the Class B Units of membership, and of which TCA Global Credit Master Fund, LP (“TCA”) owns 19,000 of the Class B Units and 1,000 Class A Units. The assets purchased include an operating grocery business, including inventory, fixtures and several trucks. There were no material relationships between San Diego Farmers Outlet and its affiliates other than in respect to the transaction. San Diego Farmers Outlet received $1,120,000 (including $70,000 as adjusted for inventory) in cash at closing. The Company and Royalty Partners (collectively, the (Borrower”) borrowed the funds paid to complete the Asset Purchase from TCA, pursuant to a Senior Secured Facility Agreement (collectively, with ancillary agreements, the “Loan Agreement”) by and among TCA as lender and the Company and Royalty Partners as borrowers, which Loan closed simultaneously with the Closing and completion of the Asset Purchase as described above.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement and is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K earlier filed with the Commission on February 5, 2018 and hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant

Item 2.01 above in its entirety is incorporated by reference herein. The Company and Royalty Partners entered into and closed the Loan Agreement on April 30, 2018, whereby TCA provided $1,120,000 cash to the Borrowers to fund and close the Asset Purchase. The amount of the initial loan (“Initial Loan”) to the Borrowers was $1,750,000, as evidenced by a Promissory Note (the “Note”) attached to the Loan Agreement, and the Initial Loan matures February 2020. Monthly payments of $24,000 commence on June 2018. Payment on the Loan is secured by various pledge and guaranty agreements of all of the assets of the Company’s subsidiaries, and the shares owned by the Company’s Chief Executive Officer, in favor of TCA in event of the Borrower’s default of any its obligations under the Loan Agreement. The entire amount of the unpaid portion of the Initial Loan is due and payable upon default.

Additionally, and simultaneously with entering the Loan Agreement, the Company entered into a First Amendment to Investment Banking Services Agreement (“IB Agreement”) with TCA, whereby the Company agreed to pay TCA a fee of $2,500,000, payable monthly in the amount of $27,777.78, in cash or stock, commencing October 2018 through May 2020. Shares paid to TCA would be valued at 85% of the lowest VWAP for the five business days immediately prior to the applicable installment payment date, and are subject to various adjustments.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Loan Agreement and IB Agreement and is qualified in its entirety by reference to the Loan Agreement, IB Agreement and Note filed as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K filed with the Commission on May 4, 2018 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*†	SENIOR SECURED CREDIT FACILITY AGGREEMENT IN THE MAXIMUM AMOUNT OF US$6,000,000 BY AND AMONG PACIFIC VENTURES GROUP, INC. and ROYALTY FOODS PARTNERS, LLC, collectively, as Borrower, SNOBAR HOLDINGS, INC., SNOBAR TRUST, INTERNATIONAL PRODUCTION IMPEX CORP. and MAS GLOBAL DISTRIBUTORS, INC., as Joint and Several Guarantors, And TCA GLOBAL CREDIT MASTER FUND, LP, as Lender
10.2*†	First Amendment to Investment Banking Services Agreement
10.3*†	Convertible Promissory Note

* Filed herewith

† Schedules have been omitted pursuant to Item 601(b)(ii) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

Dated: May 4, 2018	By:	/s/ Shannon Masjedi
	Name:	Shannon Masjedi
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer